EXHIBIT 3.01



              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                           SWANK, INC.

          It is hereby certified that:

          1. (a) The present name of the corporation (hereinafter called the "Corporation") is Swank, Inc.

               (b) The name under which the Corporation was originally incorporated is Swank Products, Inc., and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is April 17, 1936.

          2. The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Swank, Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

             "RESTATED CERTIFICATE OF INCORPORATION

                               OF

                          SWANK, INC."

          FIRST     :  The name of the Corporation (hereinafter called the
"Corporation") is SWANK, INC.

         SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

        THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                    To manufacture, buy, sell,
               import, export, trade and deal in
               jewelry and wearing apparel of
               every kind and description.

                    To manufacture, purchase or
               otherwise acquire, own, mortgage,
               pledge, sell, assign and transfer,
               or otherwise dispose of, to invest,
               trade, deal in and deal with goods,
               wares and merchandise and personal
               property of every class and
               description.

                    To acquire, and pay for in
               cash, stock or bonds of this
               Corporation or otherwise, the good
               will, rights, assets and property,
               and to undertake or assume the
               whole or any part of the
               obligations or liabilities of any
               person, firm, association or
               corporation.

                    To acquire, hold, use, sell,
               assign, lease, grant licenses in
               respect of, mortgage or otherwise
               dispose of letters patent of the
               United States or any foreign
               country, patent rights, licenses
               and privileges, inventions,
               improvements and processes,
               copyrights, trademarks and trade
               names, relating to or useful in
               connection with any business of
               this Corporation.

                    To guarantee, purchase, hold,
               sell, assign, transfer, mortgage,
               pledge or otherwise dispose of
               shares of the capital stock of, or
               any bonds, securities or evidences
               of indebtedness created by any
               other corporation or corporations
               organized under the laws of this
               state or any other state, country,
               nation or government, and while the
               owner thereof to exercise all the
               rights, powers and privileges of
               ownership, including the right to
               vote thereon.

                    To enter into, make and
               perform contracts of every kind and
               description with any person, firm,
               association, corporation,
               municipality, county, state, body
               politic or government or colony or
               dependency thereof.

                    To borrow or raise moneys for
               any of the purposes of the
               Corporation and, from time to time,
               without limit as to amount, to
               draw, make, accept, endorse,
               execute and issue promissory notes,
               drafts, bills of exchange,
               warrants, bonds, debentures and
               other negotiable or non-negotiable
               instruments and evidences of
               indebtedness, and to secure the
               payment of any thereof and of the
               interest thereon by mortgage upon
               or pledge, conveyance or assignment
               in trust of the whole or any part
               of the property of the Corporation,
               whether at the time owned or
               thereafter acquired and to sell,
               pledge or otherwise dispose of such
               bonds or other obligations of the
               Corporation for its corporate
               purposes.

                    To purchase, hold, sell and
               transfer the shares of its own
               capital stock; provided it shall
               not use its funds or property for
               the purchase of its own shares of
               capital stock when such use would
               cause any impairment of its capital
               except as otherwise permitted by
               law, and provided further that
               shares of its own capital stock
               belonging to it shall not be voted
               upon directly or indirectly.

                    To have one or more offices,
               to carry on all or any of its
               operations and business and without
               restriction or limit as to amount
               to purchase or otherwise acquire,
               hold, own, mortgage, sell, convey,
               or otherwise dispose of real and
               personal property of every class
               and description in any of the
               States, Districts, Territories, or
               Colonies of the United States, and
               in any and all foreign countries,
               subject to the laws of such State,
               District, Territory, Colony or
               Country.

                    In general, to carry on any
               other business in connection with
               the foregoing, and to have and
               exercise all the powers conferred
               by the laws of Delaware upon
               corporations formed under the act
               hereinafter referred to, and to do
               any or all of the things
               hereinbefore set forth to the same
               extent as natural persons might or
               could do.

                    The objects and purposes
               specified in the foregoing clauses
               shall, except where otherwise
               expressed, be in no way limited or
               restricted by reference to, or
               inference from, the terms of any
               other clause in this Certificate of
               Incorporation, but the objects and
               purposes specified in each of the
               foregoing clauses of this article
               shall be regarded as independent
               objects and purposes.

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is seven million (7,000,000) shares of which six million (6,000,000) shares shall be designated Common Stock of the par value of One
Dollar ($1.00) per share, and one million (1,000,000) shares shall be designated Preferred Stock of the par value of One
Dollar ($1.00) per share.

          The designations, preferences and relative, participating, optional and other special rights of the Preferred
Stock and the Common Stock and the qualifications, limitations and restrictions thereof, are as follows:

I.   Common Stock

          1. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

          2. Except as otherwise provided by law and in the Certificate of Incorporation or except as determined pursuant to authority of the Board of Directors as herein provided (i) all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one vote per share for all purposes for each share of Common
Stock held of record by him and (ii) the holders of Preferred
Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders.

          3. In the event of any liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock in the distribution of assets upon liquidation shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

II.       Preferred Stock

          The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the same series issued on different dates shall cumulate (if cumulative). Subject to the Certificate of Incorporation, authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including but not limited to the following:

               (a) the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

              (b) the dividend rights of such series, the extent, if any, to which such dividends shall be cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative; provided that accumulated dividends shall not bear interest;

              (c) whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series shall be redeemed;

              (d) the rights of such series in the event of liquidation, dissolution or winding up of the Corporation (consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up, within the meaning of this Article FOURTH);

              (e) the terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law; and

              (f) whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights.

          No holder of any shares of Preferred Stock of any series shall have any preemptive right whatsoever to purchase or subscribe for any additional shares of Preferred Stock of any series or any shares of any other class of stock or bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into or carrying any right to purchase or subscribe for any shares of stock of any class.

          FIFTH: The amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

          SIXTH: The names and places of residence of the incorporators are as follows:


          NAMES                  RESIDENCES

          L.H. Herman            Wilmington, Delaware

          Walter Lenz            Wilmington, Delaware

          W. T. Hobson           Wilmington, Delaware

          SEVENTH:  The Corporation is to have perpetual existence.

          EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH: The Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the by-laws, subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

          TENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

          By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

          The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

          ELEVENTH:    Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 3883 of the Revised
Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

           TWELFTH:    Both stockholders and directors shall have power,
if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this Corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

           THIRTEENTH: No contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniary or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniary or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

           FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           FIFTEENTH: No stockholder shall have any preemptive right to subscribe to, purchase, or otherwise acquire any shares of stock, rights, options, bonds, securities, or obligations of the Corporation of any class or series, and any such preemptive right in existence prior to the effective date of the amendment whereby this Article FIFTEENTH has been added to the Certificate of Incorporation of the Corporation is hereby expressly terminated.

           SIXTEENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this Article SIXTEENTH, does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SIXTEENTH, or adoption of any provision of this Certificate of Incorporation inconsistent with this Article SIXTEENTH, shall prejudice the exculpatory effect of this Article SIXTEENTH with respect to any act or omission occurring prior to the effective date of such amendment, repeal or inconsistent provision.

Signed and attested to on May 1, 1987.



                              /s/ Marshall Tulin
                              Marshall Tulin, President


Attest:

/s/ Andrew C. Corsini
Andrew C. Corsini, Secretary



                   CERTIFICATE OF DESIGNATION,
               PREFERENCES AND RIGHTS OF SERIES C
                  PARTICIPATING PREFERRED STOCK
                               of
                           SWANK, INC.

         Pursuant to Section 151 of the Corporation Law
                    of the State of Delaware

     We, John Tulin, Executive Vice President, and Andrew C. Corsini, Secretary of SWANK, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on September 28, 1987, adopted the following resolution creating a series of Series C Participating Preferred Stock:

               RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting rights, preferences privileges, qualifications, limitations, conversion rights, restrictions and relative, participating, optional and other special rights of the shares of such series are as follows:

               SECTION 1.  .Designation and Amount.  The shares
          of such series shall be designated as "Series C
          Participating Preferred Stock" (the "Series C
          Participating Stock"). The number of shares constituting such series shall be as follows:

               Series                  Number of Shares

               Series C Participating  160,000
               Preferred Stock


               SECTION 2. Dividends and Distributions.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Participating Stock with respect to dividends, the holders of shares of Series C Participating Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of such Series C Participating Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock, par value $1.00 per share (the "Common Stock"), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of such Series C Participating Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, otherwise than pursuant to the Recapitalization (as hereinafter defined), then in each such case the amount to which holders of shares of Series C Participating Stock were entitled immediately prior to such event under clause
          (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series C Participating Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series C Participating Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C)  Dividends shall begin to accrue and be
          cumulative on outstanding shares of Series C
          Participating Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Participating Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participating Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Stock entitled to receive payment of a dividend or distribution declared thereof, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               SECTION 3. Voting Rights. The holders of shares of Series C Participating Stock shall have the following voting rights:

               (A)  Subject to the provision for adjustment
          hereinafter set forth, each share of Series C Participating Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time, when any shares of Series C Participating Stock are outstanding, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Participating Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series C Participating Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, holders of Series C Participating Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               SECTION 4.  Certain Restrictions.

               (A)  Whenever quarterly dividends or other
          dividends or distributions payable on the Series C Participating Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends on, make any
               other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Stock;

                    (ii) declare or pay dividends on or make any
               other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Stock, except dividends paid ratably on the Series C Participating Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)     redeem or purchase or otherwise
               acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Participating Stock; or

                    (iv) purchase or otherwise acquire for
               consideration any shares of Series C Participating Stock, or any shares of stock ranking on a parity with the Series C Participating Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B)  The Corporation shall not permit any
          subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               SECTION 5. Reacquired Shares. Any Shares of Series C Participating Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Stock unless, prior thereto, the holders of shares of Series C Participating Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (a) $100 per share, or (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or
          (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Stock, except distributions made ratably on the Series C Participating Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time, when any shares of Series C Participating Stock are outstanding, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or the Recapitalization) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Participating Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               SECTION 7.   Consolidation or Merger.  In case
          the Corporation shall enter into any consolidation or merger in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case the shares of Series C Participating Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time, when any shares of Series C Participating Stock are outstanding, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Participating Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               SECTION 8. Redemption. The outstanding shares of Series C Participating Stock may be redeemed at the option only of the Corporation in whole, but not in part, at any time, without notice, at a redemption price (the "Redemption Price") of $5,050 per share. Upon consummation of the recapitalization of the Corporation approved by its Board of Directors on September 28, 1987 as the same may be amended or modified (the "Recapitalization"), the Redemption Price for each outstanding share of Series C Participating Stock shall be adjusted, and shall be determined by multiplying $5,050 by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately before giving effect to the transactions contemplated in the Recapitalization, and the denominator of which shall be the number of shares of Common Stock which shall be issued and outstanding immediately following the transaction contemplated in the Recapitalization. At the time of redemption specified in the resolution of the Board of Directors authorizing such redemption, the rights of the holders of Series C Participating Stock redeemed shall cease, except for the right to receive the Redemption Price, without interest.
          Notwithstanding any provision contained herein to the contrary, no accrued dividends will be paid on the shares of Series C Participating Stock upon redemption.

          IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its Executive Vice President and attested by its Secretary this 23rd day of October, 1987.
                                   /s/ John Tulin
                                   John Tulin,
                                   Executive Vice President
ATTEST:

/s/ Andrew C. Corsini
Andrew C. Corsini, Secretary


      CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
             SERIES A PARTICIPATING PREFERRED STOCK
           AND SERIES B PARTICIPATING PREFERRED STOCK
                               OF
                           SWANK, INC.

         Pursuant to Section 151 of the Corporation Law
                    of the State of Delaware

     We, Marshall Tulin, President, and Andrew C. Corsini, Secretary, of SWANK, INC., a corporation organized and existing under the General Corporation Law f the State of Delaware (the "Corporation"), in accordance with the provision of Section 151 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on September 28, 1987, adopted the following resolution creating a series of Series A Participating Preferred Stock and a series of Series B Participating Preferred Stock:

          RESOLVED, that pursuant to the authority vesting the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, two series of Preferred Stock of the Corporation be and hereby are created, and that the designations and amounts thereof and the voting rights, preferences, privileges, qualifications, limitations, conversions rights, restrictions and relative, participating optional and other special rights of the shares of such series are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock" (the "Series A Participating Stock") (collectively, the "Participating Stock"). The number of shares constituting such series shall be as follows:

          Series                                  Number of
                                                    Shares
       Series A Participating Preferred Stock       12,000
       Series B Participating Preferred Stock       24,000


     The powers, preferences and rights of each series of Participating Stock shall be identical except as set forth herein.

          Section 2.     Dividends and Distributions.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Participating Stock with respect to dividends, the holders of shares of each series of Participating Stock, in preferences to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment date after the first issuance of share or fraction of a share of such series of Participating Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or
          (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $1.00 per share, or Common Stock, par value $.10 per share of the Corporation (collectively, the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of such series of Participating Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Participating Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Participating Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no divided or distribution shall have been declared on the Common stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Participating Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C)  Dividends shall begin to accrue and be
          cumulative on outstanding shares of Participating Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Participating Stock in an amount less than the total amount of such dividends at the tine accrued and payable on such shares shall be allocated pro rata on a share-by share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Participating Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.     Voting Rights.  The holders of shares of
     Participating Stock shall have the following voting rights:

               (A)  Subject to the provision for adjustment
          hereinafter set forth, each share of Participating Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Participating Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provide herein or by law, the holders of shares of Participating Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C)  Except as set forth herein, holders of
          Participating Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitle to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.     Certain Restrictions.

               (A)  Whenever quarterly dividends or other
          dividends or distributions payable on the Participating Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions whether or not declared, on shares of Participating Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends on, make any
               other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Stock;

                    (ii) declare or pay dividends on or make any
               other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Stock, except dividends paid ratably on the Participating Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled:

                    (iii)     redeem or purchase or otherwise
               acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Participating Stock; or

                    (iv) purchase or otherwise acquire for
               consideration any shares of Participating Stock, or any shares of stock ranking on a parity with the Participating Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B)  The corporation shall not permit any
          subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any Shares of Participating Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation or winding up of the Corporation, no distribution shall be made (1) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Stock unless, prior thereto, the holders of shares of Participating Stock shall have received $100 per share, plus an amount equal to accrued an unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Participating Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Stock, except distributions made ratably on the Participating Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Participating Stock were entitled immediately prior to such event under the provision clause
     (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common stock that were outstanding immediately prior to such event.

          Section 7.     Consolidation or Merger.   In case the
     Corporation shall enter into any consolidation or merger in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case the shares of Participating Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Participating Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. Redemption. The outstanding shares of each of the series of Participating Stock may be redeemed at the option only of the Corporation in whole, but not in part, at any time, without notice, at a redemption price (the "Redemption Price") of $1,700 per share. At the time of redemption specified in the resolution of the Board of Directors authorizing such redemption, the rights of the holders of the series of Participating Stock redeemed shall cease, except for the right to receive the Redemption Price, without interest. Notwithstanding any provision contained herein t the contrary, no accrued dividends will be paid on the shares of Participating Stock upon redemption.

     IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its President and attested by its Secretary this 29th, day of January, 1988.

                              /s/ Marshall Tulin

Attest:



/s/ A.  C. Corsini
     Secretary



                    CERTIFICATE OF AMENDMENT
                             OF THE
                  CERTIFICATE OF INCORPORATION
                              -of-
                           SWANK, INC.
                    (Pursuant to Section 242)


          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is SWANK, INC.

          2. The First Paragraph of Article FOURTH of the restated certificate of incorporation of the Corporation is hereby amended to read as follows:

               FOURTH:   The total number of shares of
          capital stock which the Corporation shall have authority to issue is 67,000,000 shares, consisting of 66,000,000 shares of Common
          Stock, par value $.10 per share, and
          1,000,000 shares of Preferred Stock, par value $1.00 per share. Effective upon this filing of this certificate of amendment to the Corporation's Restated Certificate of
          Incorporation (i) each outstanding share of Common Stock, $1.00 par value, of the Corporation shall be reclassified as, and converted into, one share of Common Stock, par value $.10 per share, of the Corporation
          (the "New Shares") and one one-hundredth of a share of Series B Participating Preferred
          Stock, $1.00 par value, of the Corporation;
          (ii) each outstanding one one-hundredth of a share of Series A Participating Preferred
          Stock, par value $1.00 per share, of the Corporation shall be reclassified as, and converted into one New Share plus an additional number of New Shares equal to the quotient of $17 divided by the median of the daily closing sales price of the New Shares or if no New Shares are traded on a trading day the last bid price for the New Shares as reported on the New York Stock Exchange
          Composite Tape or if the New Shares are not listed on the New York Stock Exchange
          Composite Tape on a trading day, the mean between the highest bid and lowest asked price of the New Shares as quoted by the National Association of Securities Dealers
          Automated Quotation System ("NASDAQ") for such trading day or if the New Shares are not quoted on the NASDAQ, the mean between the highest bid and the lowest asked price for such trading day as supplied by Reporting
          Broker Dealers for the 20 trading days
          following the date on which the Effective
          Time occurs.  Upon consummation of the
          reclassification of the capital stock of the Corporation set forth in this paragraph, the holders of shares of capital stock of the Corporation shall have all of the rights accorded to them by law and by the Plan of Recapitalization, as amended, dated as of September 28, 1987, of the Corporation.

          3. The amendment of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on Feb. 29, 1988.

                              /s/ John Tulin
                              John Tulin, Executive Vice
                              President

Attest:

/s/ A. C. Corsini
Andrew C. Corsini, Secretary



    CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

                              -of-

                           SWANK, INC.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is SWANK, Inc.

          2. The restated certificate of incorporation of the Corporation, as amended to date, is hereby amended, in order to reduce the number of authorized shares of capital stock of the Corporation from 67,000,000 shares to 44,000,000 shares and to reduce the number of authorized shares of Common Stock of the Corporation from 66,000,000 shares to 43,000,000 shares, by striking out the first paragraph of ARTICLE FOURTH thereof and by substituting in lieu of the first paragraph of said ARTICLE the following new paragraph:

               "FOURTH": The total number of shares of capital stock which the Corporation shall have authority to issue is 44,000,000 shares, consisting of 43,000,000 shares of Common
          Stock, $.10 per value per share, and
          1,000,000 shares of Preferred Stock, $1.00 par value per share"

          3. The amendment of the restated certificate of incorporation of the Corporation, as amended to date, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on April 21, 1995


                              /s/ John Tulin
                              John A. Tulin, Executive Vice
                              President


                   CERTIFICATE OF DESIGNATION,
            PREFERENCES AND RIGHTS OF SERIES D JUNIOR
                  PARTICIPATING PREFERRED STOCK

                               of

                           SWANK, INC.

     Pursuant to Section 151 of the General Corporation Law
                    of the State of Delaware

     The undersigned officers of Swank, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     The pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), of the said Corporation, the said Board of Directors, by unanimous written consent dated October 26, 1999, adopted the following resolution creating a series of 430,000 shares of Preferred Stock designated as Series D Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Series D Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series D Junior Participating
Preferred Stock" and the number of shares constituting such series shall be 430,000.

     Section 2.     DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series D Junior Participating Stock, the holders of shares of Series D Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Junior Participating Preferred Stock, in an amount per share (rounded the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.10 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Junior Participating Preferred Stock. In the event the Corporation shall at any time after October 26, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock,
     (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series D Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series D Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue the share, or unless the date of issue is a Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination holders of Series D Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividend shall not bear interest. Dividends paid on the shares of Series D Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series D Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.     VOTING RIGHTS.  The holders of shares of
Series D Junior Participating Preferred Stock shall have the following voting rights:

          (A)  Subject to the provision for adjustment
     hereinafter set forth, each share of Series D Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock., (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the number of votes per share to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such events.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series D Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein or as provided by law, holders of Series D Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series D Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends on, make any
               other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock.

                    (ii) declare or pay dividends on or make any
               other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, except dividends paid ratably on the Series D Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)     redeem or purchase or otherwise
               acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Junior Participating Preferred Stock; or

                    (iv) purchase or otherwise acquire for
               consideration any shares of Series D Junior
               Participating Preferred Stock, or any shares of stock ranking on a parity with the Series D Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series D Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. 4. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock unless, prior thereto, the holders or shares of Series D Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series D Junior Participating Preferred Stock and Common Stock, respectively, holders of Series D Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series D Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series D Junior Participating Preferred Stock shall not be redeemable. However, the Company may purchase Series D Preferred Stock in the open market or pursuant to an offer to a holder or holders of Series D Preferred Stock.

     Section 9. RANKING. The Series D Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The Series D Junior Participating Preferred Stock shall rank senior to the Corporation's Common Stock.

     Section 10. AMENDMENT. The Restated Certificate of Incorporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series D Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series D Junior Participating Preferred Stock, voting separately as a class.

     Section 11. FRACTIONAL SHARES. Series D Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of the 26th day of October 1999.

                              SWANK, INC.

                              /s/ John Tulin
                              Name: John Tulin
                              Title: President
Attest:

/s/ Jerold R. Kassner
Secretary